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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 January 1, 2001
                Date of Report (Date of earliest event reported)


                               REDWOOD TRUST, INC.
               (Exact Name of Registrant as Specified in Charter)



           Maryland                      001-13759                              68-0329422
 (State or Other Jurisdiction      (Commission File Number)         (I.R.S. Employer Identification No.)
      (of Incorporation)

591 Redwood Highway
Suite 3100
Mill Valley, California                                         94941
(Address of Principal Executive Offices)                      (Zip Code)


                                 (415) 389-7373
                         (Registrant's Telephone Number,
                              Including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.        OTHER EVENTS

               The REIT Modernization Act, enacted December 15, 1999, permits a REIT to own, after December 31, 2000, 100% of the outstanding voting securities of a taxable subsidiary. Previously, to comply with REIT rules, Redwood Trust, Inc. owned all of the preferred stock of its taxable affiliate RWT Holdings, Inc., which represented a nonvoting 99% economic interest in RWT Holdings. The voting common stock of RWT Holdings was owned by the Chairman and President of Redwood Trust, Inc., George E. Bull III and Douglas B. Hansen, respectively. Effective January 1, 2001, Redwood Trust acquired the voting common stock of RWT Holdings for an aggregate amount of $300,000. Redwood Trust's Audit Committee determined the purchase price based upon an independent appraisal obtained by the Committee and through negotiations with Messrs. Bull and Hansen, taking into account projected cost savings to Redwood Trust from being able to consolidate RWT Holdings into Redwood Trust's future financial statements and other potential benefits to Redwood Trust. As a result of the acquisition, Redwood Trust owns 100% of the voting common stock of RWT Holdings. Redwood Trust's consolidated financial statements beginning with fiscal year 2001 will include RWT Holdings as a consolidated wholly-owned subsidiary.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   January 10, 2001

                                 REDWOOD TRUST, INC.


                                 By:  /s/ Harold F. Zagunis
                                      ------------------------------------------
                                      Harold F. Zagunis
                                      Vice President, Chief Financial Officer,
                                      Treasurer, Controller and Secretary